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                                                                     Exhibit B13


                                                               May 26, 1981


The Fairmont Fund
2705 Citizens Plaza
Louisville, Kentucky  40202

Gentlemen:

         The undersigned, having purchased a portion of the initial shares of beneficial interest in The Fairmont Fund on May 26, 1981 does hereby represent that such purchase was for investment purposes and he has no present intention of redeeming or reselling said sahres.

                                            /s/
                                            ---------------------------------

                                            MORTON H. SACHS